UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
REDWIRE CORPORATION
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,
We are pleased to invite you to attend the first Annual Meeting of Shareholders of Redwire Corporation (“Redwire,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Wednesday, May 25, 2022, at 10:00 a.m. Eastern Time (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2022. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect two nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors (the “Board”) has set the record date as April 4, 2022. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
/s/ Peter Cannito
Peter Cannito
Chair of the Board and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
The 2022 annual meeting of shareholders of Redwire Corporation will be held via the internet at www.virtualshareholdermeeting.com/RDW2022 on Wednesday, May 25, 2022, at 10:00 a.m. Eastern Time for the following purposes:
1.
to elect two nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Shareholders of record as of the close of business on April 4, 2022 are entitled to vote. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 25, 2022, at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256 and, on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/RDW2022.
The proxy statement is first being delivered to the Company’s shareholders as of the record date on or about April 22, 2022.
By Order of the Board of Directors,
/s/ Nathan O’Konek
Nathan O’Konek
Executive Vice President, General Counsel and Secretary

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2022 Annual Meeting of Shareholders (“Annual Meeting”) or at any adjournment or postponement thereof. Shareholders who own shares of our common stock as of the record date, April 4, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding and have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 62,690,869 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.	the election of Peter Cannito and Kirk Konert as Class I directors to serve on the Board until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified;
2.	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.	any other business as may properly come before the meeting or any adjournment or postponement thereof.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Peter Cannito and Kirk Konert as Class I directors; and
2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/RDW2022. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2022.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q:	How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/RDW2022 and entering your 16-digit control number. This number is included in your proxy card.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/RDW2022 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.
Q:	What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time through the end of the Annual Meeting.
Q:	Why is the Annual Meeting virtual only?
In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees (employees, directors, shareholders and the general public). We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our shareholders and the Company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 2 - Ratification of Independent Registered Public Accounting Firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. There will be no broker non-votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2023 Annual Meeting of Shareholders?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Shareholders to be held in 2023, must be received by the Company’s Secretary at our principal executive offices at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256 no later than the close of business on December 23, 2022. Shareholders wishing to make a director nomination or bring a proposal before the 2023 Annual Meeting of Shareholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on February 24, 2023 and not earlier than the close of business on January 25, 2023, assuming the Company does not change the date of the 2023 Annual Meeting of Shareholders by more than 30 days before or more than 70 days after the anniversary of the 2022 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws (“Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.
To comply with the universal proxy rules (once applicable), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of seven directors. Our Certificate of Incorporation (“Charter”) provides that the authorized number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of April 4, 2022, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Peter Cannito	I	49	Chairman of the Board	2021	2022	2025
Kirk Konert	I	35	Director	2021	2022	2025
Les Daniels	II	75	Director	2021	2023
Reggie Brothers	II	62	Director	2021	2023
Jonathan E. Baliff	II	58	Director	2021	2023
Joanne Isham	III	66	Director	2021	2024
John S. Bolton	III	54	Director	2021	2024
The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in aerospace and space infrastructure. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure skills and qualifications. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee will consider individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Currently, of the seven directors on our Board, one is a woman and one is racially/ethnically diverse. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Investor Rights Agreement (as defined and discussed below), our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the Annual Meeting of Shareholders to be held in 2023, and our Class III directors will serve until the Annual Meeting of Shareholders to be held in 2024. In addition, our Charter provides that at any time when AE Red Holdings, LLC (“Holdings”), an affiliate of AE Industrial Partners, LP (“AE”), beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.
Investor Rights Agreement
In connection with our business combination that took place on September 2, 2021 (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of March 25, 2021, by and among Holdings; Cosmos Intermediate, LLC, a direct and wholly owned subsidiary of Holdings; Genesis Park Acquisition Corp (“GPAC”); and Shepard Merger Sub Corporation, a direct and wholly owned subsidiary of GPAC, we entered into an Investor Rights Agreement, dated as of March 25, 2021, by and among Genesis Park II, LP, Genesis Park Holdings (“GNPK” and collectively with Holdings, the “Principal Shareholders”), GPAC, Holdings and Jefferies LLC (the “Investor Rights Agreement”). The Investor Rights Agreement provides Holdings and GNPK the right to designate certain of the nominees for election to the Board as follows: (i) Holdings has the right to appoint (a) five nominees so long as Holdings beneficially owns 50% or greater of the total number of the Company’s shares of common stock collectively beneficially owned by Holdings upon completion of the Business Combination (the “AE Original Amount”), (b) four nominees so long as Holdings owns 42.5% or greater, but less than 50%, of the AE Original Amount, (c) three nominees so long as Holdings owns 25% or greater, but less than 42.5%, of the AE Original Amount, (d) two nominees so long as Holdings owns 10% or greater, but less than 25%, of the AE Original Amount and (e) one nominee so long as Holdings owns 5% or greater, but less than 10%, of the AE Original Amount, and (ii) GNPK has the right to appoint (a) two nominees so long as GNPK beneficially owns 50% or greater of the total number of the Company’s shares of common stock collectively beneficially owned by GNPK upon completion of the Business Combination (the “GNPK Original Amount”) and (b) one nominee so long as GNPK owns 25% or greater, but less than 50%, of the GNPK Original Amount. The Investor Rights Agreement also provides that Holdings and GNPK have the exclusive right to remove their respective nominees from the Board and are entitled to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term. The Investor Rights Agreement will generally terminate with respect to each party at such time that they cease to own any of our common stock, warrants or other equity securities issuable with respect to our common stock and warrants by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.
Shareholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. For the 2023 Annual Meeting of Shareholders, nominations may be submitted to 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, Attn: General Counsel and Secretary, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 24, 2023 and not earlier than the close of business on January 25, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws. To comply with the universal proxy rules (once applicable), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age*	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Peter Cannito	I	49	Chair of the Board	September 2021	2022	2025
Kirk Konert	I	35	Director	September 2021	2022	2025
*	Ages as of April 4, 2022.
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting
Peter Cannito, Chair. Mr. Cannito has served on our Board and as our Chief Executive Officer since September 2021. Mr. Cannito served on the board of Holdings from March 2020 until our Business Combination in September 2021. Prior to his current role, Mr. Cannito served from October 2016 until December 2018 as the CEO of Polaris Alpha, a high-tech solutions provider developing systems for the Department of Defense and Intelligence Community. Prior to that, Mr. Cannito held executive roles, including CEO and COO, at EOIR Technologies and led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito served from January 1, 2019 through June 2019 as a consultant for NSNext, LLC. Mr. Cannito has been an operating partner with AE Industrial Partners, LP from June 2019 to present. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware and an MBA from the University of Maryland. Mr. Cannito also served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director of our Board.
Kirk Konert. Mr. Konert began serving on our Board in September of 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Mr. Konert has served with AE Industrial Partners, LP, as a Partner since October 2019 and as a Principal starting in August 2014. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert currently sits on the board of BigBear.ai (NYSE:BBAI). Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director of our Board.
Continuing Directors
Class II Directors (terms expiring in 2023)
Les Daniels. Mr. Daniels has served on our Board since September 2021. Mr. Daniels has been an Operating Partner at AE Industrial Partners, LP since October 2017. Mr. Daniels currently sits on the boards of Moeller Aerospace, as well as GAMCO Investors, Inc. (NYSE:GBL) and Anterix Inc. (NASDAQ:ATEX). Mr. Daniels also serves on The Advisory Committee on Trade Policy and Negotiation (ACTPN) as a presidential appointee. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, where he served from 1989 to 2014. Prior to CAI Managers, Mr. Daniels served as President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels earned his undergraduate degree from Fordham University. We believe that Mr. Daniels extensive experience in aerospace, in business and on public company boards, as well as his perspective as a representative of our largest shareholder, qualifies him to serve as a director of our Board.

Reggie Brothers. Dr. Brothers has served on our Board since September 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Dr. Brothers has served as CEO of BigBear.ai (NYSE:BBAI) since June 2020. Previously, Dr. Brothers served as Chief Technology Officer at Peraton Corporation from January 2018 to June 2020 and as Principal at The Chertoff Group from January 2017 to January 2018. From April 2014 to February 2017, Dr. Brothers served as the Under Secretary for Science and Technology at the Department of Homeland Security. Dr. Brothers received an undergraduate degree from Tufts University, a master’s degree from Southern Methodist University and a PhD from Massachusetts Institute of Technology. We believe that Dr. Brother’s 30-year career and extensive experience in senior leadership positions in science and technology spanning academia, government and industry qualifies him to serve as a director of our Board.
Jonathan E. Baliff. Mr. Baliff has served on our Board since September 2021. Mr. Baliff serves as an Operating Partner at GNPK since March 2020 and President and Chief Financial Officer of GPAC (NYSE:GNPK) prior to the Business Combination. He has been a leader in the aviation and infrastructure sectors for over 25 years, acting as a public company senior executive in addition to an investment and commercial banker. Most recently, Mr. Baliff was at Bristow (formerly NYSE:BRS), the world’s largest commercial helicopter and industrial aviation company serving the energy and government sectors, where he served first as Chief Financial Officer from 2010 to 2014 and President and Chief Executive Officer from 2014 to 2019. Prior to joining Bristow, Mr. Baliff acted as Executive Vice President for Strategy at NRG (NYSE:NRG), the largest independent electric power generator in the United States, from 2007 to 2010. Prior to NRG, Mr. Baliff acted as a Managing Director in Credit Suisse’s Global Energy Group from 1996 to 2007 and an associate in J.P. Morgan’s Natural Resources Group from 1995 to 1996, where he was responsible for corporate finance and M&A executions. Additionally, Mr. Baliff served on active duty in the U.S. Air Force from 1985 to 1993 as an aviator flying the F-4 Phantom fighter aircraft. Currently, Mr. Baliff serves on the board of directors and Risk Committee of Texas Capital Bancshares, Inc. (NYSE:TCBI), the parent company of Texas Capital Bank. Mr. Baliff has served on the board of TCBI since 2017. Mr. Baliff holds a Bachelor of Aerospace Engineering from the Georgia Institute of Technology and a Master of Science in Foreign Service from Georgetown University. We believe that Mr. Baliff’s industry and public company experience qualifies him to be a director of our Board.
Class III Directors (terms expiring in 2024)
Joanne Isham. Ms. Isham has served on our Board since September 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Ms. Isham is the Founder of Veros Global Solutions, LLC, and President of Isham Associates, LLC, both advisory firms focused on national security and innovative technologies, and she has served at each since January 2020 and December 2011, respectively. From June 2006 through December 2010, Ms. Isham served as Vice President, Deputy General Manager of Network Systems at BAE Systems plc, Chief Operations Officer of HPTi, and Vice President of L1. Ms. Isham previously served as a Senior Executive in the Central Intelligence Agency from 1977 to 2006 during which time she served as the Deputy Director for Science and Technology from 1998 to 2001 and as Deputy Director of the National Geospatial-Intelligence Agency from 2001 until 2006. Ms. Isham is currently a board member of Maxar Technologies Inc. Ms. Isham earned her undergraduate degree from the University of Notre Dame. We believe that Ms. Isham’s professional trajectory and experience in relevant industries qualifies her to serve as a director of our Board.
John S. Bolton. Mr. Bolton began serving on our Board in September 2021. Mr. Bolton was previously a member of the Advisory Board of GPAC since July 2020. Mr. Bolton has over 30 years of industry executive experience, including serving as President of Honeywell’s (NYSE:HON) Aerospace Air Transport & Regional business, a global business enterprise that provides original equipment and aftermarket products and services to the aviation segments, from January 2009 to April 2016. He also spent three years as Vice President leading Honeywell’s Aftermarket for the Business & General Aviation Strategic Business Unit, where he leveraged extensive cross-functional, product and customer experience to provide strategic and tactical leadership. Since 2017, Mr. Bolton has been the Owner and President of Blu Sky Edge Corp, an aviation commercial propulsion engine leasing and product sales company. Mr. Bolton holds a B.S. from Clarkson University in New York and an M.B.A. from Duke University. We believe that Mr. Bolton’s extensive experience and professional trajectory in the aerospace industry, as well as his senior leadership experience in a public company, qualifies him to be a director of our Board.
Status as a Controlled Company
Because Holdings possesses the ability to vote a majority of our outstanding voting common stock, we are a controlled company under the NYSE Listing Rules. A controlled company need not comply with the NYSE corporate governance rules that require its board of directors to have a majority of independent directors and independent compensation and nominating and governance committees. Subject to the requirements under the Investor Rights Agreement that a total of four independent directors be nominated to the Board, we are able to rely on these exemptions. Notwithstanding our status as a controlled company, we remain subject to the NYSE corporate governance requirement that our Audit Committee be composed entirely of independent directors. Upon ceasing to be a controlled company, if not in compliance with the independence requirements applicable to non-controlled companies, we intend to take all action necessary to comply with the NYSE rules, including appointing a majority of independent directors to our Board and ensuring we have a compensation committee and a nominating and governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
We became a public company upon the completion of our Business Combination in September 2021. For the year ended December 31, 2021, our Board held 5 meetings. Our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee were each formed in connection with the closing of the Business Combination. During 2021, the Audit Committee held 3 meetings, the Compensation Committee held 2 meetings and the Nominating and Corporate Governance Committee held 2 meetings. Directors are expected to attend the Annual Meeting of Shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2021, each director, except for Mr. Daniels, attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session consisting of only independent directors at least once a year. The Company's independent directors met separately in executive session at least one time during 2021 and intends to meet separately in executive session at least one time each calendar year going forward. Jonathan Baliff presides over executive sessions.
Each of our standing committees has a written charter, which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. Our website is not part of this notice and proxy statement.
The table below sets forth the composition of our Board committees as of April 14, 2022:
Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter Cannito, Chair
Kirk Konert		X (Chair)	X
Les Daniels		X	X (Chair)
Reggie Brothers	X
Jonathan E. Baliff	X (Chair)		X
Joanne Isham
John S. Bolton	X	X
Audit Committee
Our Audit Committee is composed of Jonathan Baliff, John Bolton and Reggie Brothers, with Jonathan Baliff serving as Chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Jonathan Baliff, John Bolton and Reggie Brothers meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and the applicable listing standards of NYSE. Our Board determined that Jonathan Baliff is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. The Audit Committee’s responsibilities include:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.	reviewing our policies on risk assessment and risk management;
4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.
reviewing and discussing with our independent registered public accounting firm the Company’s internal audit function, the scope and performance of the internal audit plan and evaluating the head of internal audit;

6.	reviewing the adequacy of our internal controls over financial reporting;
7.	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
8.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

9.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
10.	preparing the Audit Committee Report required by the rules of the SEC to be included in our annual proxy statement;
11.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
12.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Kirk Konert, Les Daniels and Jonathan Baliff, with Les Daniels serving as Chair thereof. The Nominating and Corporate Governance Committee’s responsibilities include:
1.	developing and recommending to our Board criteria for board and committee membership;
2.
subject to the rights of the Principal Shareholders under the Investor Rights Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3.	developing and recommending to our Board best practices and corporate governance principles;
4.	developing and recommending to our Board a set of corporate governance guidelines; and
5.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Compensation Committee
Our Compensation Committee is composed of John Bolton, Kirk Konert and Les Daniels, with Kirk Konert serving as Chair thereof. The Compensation Committee’s responsibilities include:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
2.	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board the approval of the compensation of our Chief Executive Officer;
3.	reviewing and approving the compensation of our other executive officers;

4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
6.	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the NYSE;
7.	reviewing and establishing our overall management compensation, philosophy and policy;
8.	overseeing and administering our compensation and similar plans;
9.	reviewing and making recommendations to our Board with respect to director compensation; and
10.	reviewing and discussing with management, when applicable, the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Compensation Committee has not delegated any of its responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Shareholders that currently make up our Board and our Board committee composition benefit the Company and its shareholders.
Independence
NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Les Daniels, Reggie Brothers, Joanne Isham, Kirk Konert, Jonathan E. Baliff and John S. Bolton is an independent director under the NYSE rules and each of Jonathan Baliff, John Bolton and Reggie Brothers is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 21 of this proxy statement.
Classified Board of Directors
Our directors are classified and designated as Class I, Class II and Class III directors. Pursuant to the Investor Rights Agreement, (i) the Class I directors consist of two directors nominated by Holdings, (ii) the Class II directors consist of one director nominated by GNPK and two directors nominated by Holdings and (iii) the Class III directors consist of one director nominated by GNPK and one director nominated by Holdings. The Investor Rights Agreement further provides that (A) the initial term of the Class I directors will expire immediately following this Annual Meeting, (B) the initial term of the Class II directors will expire immediately following our 2023 Annual Meeting of Shareholders and (C) the initial term of the Class III directors will expire immediately following our 2024 Annual Meeting of Shareholders. At each succeeding Annual Meeting of Shareholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such Annual Meeting of Shareholders.

Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the Business Combination, the roles of Chair and Chief Executive Officer have been held by Peter Cannito. Given Mr. Cannito's deep knowledge and understanding of the Company’s business model, strategy, operations and culture, the Board combined the offices of Chair and Chief Executive Officer and determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy.
Self-Evaluation
Our Nominating and Corporate Governance Committee was established upon the completion of our Business Combination in September 2021. Going forward, our Nominating and Corporate Governance Committee will conduct an annual performance evaluation to determine whether the Board and its committees are functioning effectively. We expect that this will include survey materials as well as individual conversations between each director and the Chair of the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee will conduct the evaluation in such manner as it deems appropriate. The Nominating and Corporate Governance Committee evaluation will focus on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board will evaluate whether the current leadership structure continues to be appropriate for the Company and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal, regulatory, privacy, financial, tax and audit related risks.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. We will make a printed copy of the Code of Conduct and Ethics available to any shareholder who so requests.
If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://redwirespace.com. The information on this website is not part of this proxy statement.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Redwire Corporation
8226 Philips Highway, Suite 101,
Jacksonville, Florida 32256
Telephone: (650) 701-7722
Attention: Board of Directors
c/o General Counsel and Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 4, 2022:
Name	Age	Position
Peter Cannito	49	Chairman and Chief Executive Officer
Andrew Rush	37	President and Chief Operating Officer
William Read	52	Chief Financial Officer
Nathan O’Konek	40	Executive Vice President, General Counsel and Secretary
Peter Cannito. See Mr. Cannito’s biographical information under the heading titled “Proposal 1 - Election of Directors—Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting” on page 7 of this proxy statement.
Andrew Rush. Mr. Rush has served as our President and Chief Operating Officer since September 2021. Previously, Mr. Rush served as the President and Chief Operating Officer of Holdings, beginning in January 2021 and June 2021, respectively, until our Business Combination in September 2021. Mr. Rush was the President & CEO of Made In Space from March 2015 to June 2020. Mr. Rush is a member of the NASA Advisory Council and currently serves on the Technology, Innovation and Engineering Committee of the council and previously served as Chairman of the council’s Regulatory and Policy Committee. Prior to joining Made In Space, Mr. Rush was employed at PCT Law Group from March 2012 to March 2015, where he rose to the role of intellectual property law partner. Mr. Rush earned a bachelor’s degree in physics from the University of North Florida and a Juris Doctorate degree from Stetson University.
William Read. Mr. Read has served as our Chief Financial Officer since September 2021 and previously served as the Chief Financial Officer of Holdings from August 2020 until our Business Combination in September 2021. Prior to that Mr. Read was the EVP/CFO of Abaco Systems from February 2018 to October 2019, a major private equity backed supplier of embedded computing systems for the defense and aerospace industry. Mr. Read also served as CFO of Harmar Mobility from May 2017 until February 2018 and CFO of Domo Tactical Communications from June 2016 to April 2017. Mr. Read also served as CFO for BBB Industries, the leading supplier of remanufactured automotive hard parts to the US aftermarket from November 2012 until May 2016. Mr. Read has a bachelor’s degree in Accounting from the University of Tennessee at Martin and an MBA from The Jack C. Massey Graduate School of Business at Belmont University. He is a licensed Certified Public Accountant (inactive-TN), a Certified Management Accountant and a Chartered Global Management Accountant.
Nathan O’Konek. Mr. O’Konek has served as the Company’s Executive Vice President, General Counsel and Secretary since September of 2021. Mr. O’Konek served as the Executive Vice President and General Counsel of Holdings from June 2020 until our Business Combination in September 2021. Previously Mr. O’Konek was Executive Vice President, Strategic Development and General Counsel of Made In Space from February 2019 to June 2020. Prior to joining Made In Space, Mr. O’Konek was Senior Director, Commercial Space from July 2018 to February 2019 and Director, Commercial Space from July 2017 to July 2018 of Space Florida, the aerospace economic development agency of the State of Florida. Mr. O’Konek previously served as the Director of Business Operations and Corporate Secretary of Masten Space Systems from December 2011 until July 2017. Mr. O’Konek began his career as a capital markets attorney in the London and New York offices of Latham & Watkins. Mr. O’Konek graduated from Carleton College and from the University of Minnesota Law School.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “—Summary Compensation Table” below.
Overview
We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933 (“Securities Act”) for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most-highly compensated executive officers for the year ended December 31, 2021:
•	Peter Cannito, Chief Executive Officer;
•	Andrew Rush, Chief Operating Officer; and
•	William Read, Chief Financial Officer.
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our Named Executive Officers for the fiscal year ended December 31, 2021.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Other Compensation(3)	Total
Peter Cannito, Chief Executive Officer	2021	$375,000	$112,118	$1,575,000	$997,200	$6,138	$3,065,456
	2020	$234,231	$117,115	$—	$418,000	$—	$769,346
Andrew Rush, Chief Operating Officer	2021	$381,750	$75,573	$801,675	$507,575	$4,350	$1,770,923
	2020	$198,204	$65,407	$—	$225,720	$—	$489,331
William Read, Chief Financial Officer	2021	$300,000	$93,575	$801,675	$507,575	$7,909	$1,710,734
	2020	$114,583	$68,750	$—	$167,200	$—	$350,533
(1)
Amounts reported in this column represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted in 2021 to the Named Executive Officers, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the RSUs pursuant to Topic 718 reported in this column are set forth in Note Q to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For further detail regarding these awards, see “—Narrative Disclosure to Summary Compensation Table—Stock Options and Restricted Stock Units.”

(2)
For 2021, the amounts reported in the Option Awards column represent the grant date fair value of stock options with respect to the Company’s common stock granted in 2021 to the Named Executive Officers, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options pursuant to Topic 718 reported in this column are set forth in Note Q to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For further detail regarding these awards, see “—Narrative Disclosure to Summary Compensation Table—Stock Options and Restricted Stock Units” below for additional details.

(3)
The amounts reported in the “All Other Compensation” column represent matching contributions under the Company’s 401(k) Plan. See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.

Narrative Disclosure to Summary Compensation Table
Employment Agreements with Named Executive Officers
Mr. Cannito is party to an offer letter with Holdings, formerly known as Redwire, LLC, formerly known as Cosmos Parent LLC, and Messrs. Rush and Read are parties to employment agreements with Redwire Holdings, LLC, formerly known as Cosmos Acquisition LLC, a wholly-owned subsidiary of the Company. The employment agreements and offer letter each provide for annual base salary, target bonus opportunity, an initial grant of incentive units, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. The amount of base salary and bonus opportunity provided for each of our Named Executive Officers under their respective employment agreement or offer letter are as follows: for Mr. Cannito, a base salary of $375,000 and target annual bonus of 50% of his base salary; for Mr. Rush, a base salary of $375,000 and target annual bonus of 33% of his base salary; and for Mr. Read, a base salary of $275,000 and target annual bonus of 60% of his base salary.

The employment agreements also provide for certain severance benefits upon a resignation by the applicable Named Executive Officer for “Good Reason,” upon a termination by us without “Cause,” or due to the Named Executive Officer’s death or “Disability.” Please see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the employment agreements.
Stock Options and Restricted Stock Units
On September 2, 2021, the Company adopted the Redwire Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”), under which the Named Executive Officers were granted stock options and RSUs. Both the stock options and the RSUs generally vest with respect to one-third of the award on each of the first three anniversaries of the date of grant, subject to the continued employment of the Named Executive Officer through each vesting date. See “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for details regarding the accelerated vesting provisions applicable to the stock options and RSUs held by our Named Executive Officers.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2021.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Peter Cannito	8/22/2020(5)	825,000	550,000	—	N/A	—	—
	9/2/2021(6)	—	300,000	$10.03	N/A	—	—
	11/1/2021(7)	—	—	—	—	150,000	$1,012,500
Andrew Rush	8/22/2020(5)	445,500	297,000	—	N/A	—	—
	9/2/2021(6)	—	152,700	$10.03	N/A	—	—
	11/1/2021(7)	—	—	—	—	76,350	$515,363
William Read	8/22/2020(5)	330,000	220,000	—	N/A	—	—
	9/2/2021(6)	—	152,700	$10.03	N/A	—	—
	11/1/2021(7)	—	—	—	—	76,350	$515,363
(1)
This column reflects information regarding Class P Units in Holdings (“Class P Units”) held by our Named Executive Officers that were outstanding and vested as of December 31, 2021. The Class P Units represent membership interests that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class P Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(2)	For awards granted in 2020, this column reflects information regarding Class P Units held by our Named Executive Officers that were outstanding and unvested as of December 31, 2021.
(3)	The Class P Units are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.
(4)	Calculated by multiplying the number of shares or units of stock that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2021 of $6.75.
(5)
Each of our Named Executive Officers were granted awards of Class P Units on October 22, 2020. Under the terms of the applicable award documentation, the Class P Units are divided into three tranches: Tranche I Units (40% of the units granted), Tranche II Units (40% of the units granted) and Tranche III Units (20% of the units granted).

The Tranche I and Tranche III Units fully vested upon the consummation of the Business Combination.
The Tranche II Units are subject to performance-based vesting only and vest if certain investor inflows over investor outflows are achieved upon a “Sale of the Company” (as defined in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control,” below) or the payment of an extraordinary cash dividend, so long as the Named Executive Officer remains employed through such sale.
(6)
Each of our Named Executive Officers was granted stock options under the 2021 Plan. The unvested stock options will vest and become exercisable as follows: (i) 33.3% on the first anniversary of the grant date, (ii) 33.3% vest on the second anniversary of the grant date, and (iii) 33.4% on the third anniversary of the grant date, subject to the continued employment of Named Executive Officer through each vesting date.

(7)
Each of our Named Executive Officers was granted RSUs under the 2021 Plan that vest as follows: (i) 33.3% on the first anniversary of the grant date, (ii) 33.3% vest on the second anniversary of the grant date, and (iii) 33.4% on the third anniversary of the grant date, subject to the continued employment of Named Executive Officer through each vesting date.

Additional Narrative Disclosure
Retirement Benefits
We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. In 2021, we made the following Company matching contributions to the participants’ retirement plans: for Mr. Cannito $6,138, for Mr. Rush $4,350, and for Mr. Read $7,909, and the Company has also provided matching contributions to all eligible employees. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.
Potential Payments Upon Termination or Change in Control
Class P Units. As described in the footnotes to the “—Outstanding Equity Awards at Fiscal Year-End” table above, Tranche II of the Class P Units will fully vest upon a Sale of the Company only if certain performance metrics are achieved. The Class P Units are not subject to accelerated vesting in any other scenario, including a termination of the Named Executive Officer’s employment or services.
For purposes of the Class P Units, a “Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition (whether in one transaction or a series of transactions) of all or substantially all of the assets of Holdings and its subsidiaries to an independent third party or (ii) a transaction or series of transactions, the result of which is that Holdings unitholders and their affiliates immediately prior to the transaction (or series of transactions) are no longer the “beneficial owners” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the voting power of the outstanding voting securities of Holdings. Notwithstanding the previous sentence, if AE Industrial Partners Fund II, L.P. provides written notice to Holdings that a transaction or series of transactions will not be deemed a Sale of the Company, then such transaction or transactions will not be deemed a Sale of the Company.
Stock Options and RSUs. Under the terms of the award agreements evidencing the grant of the stock options and RSUs to each of the Named Executive Officers, if a Named Executive Officer’s employment is terminated due to death or disability, 100% of the unvested portion of the Named Executive Officer’s Options and RSUs will become vested as of the date of such termination. If a Named Executive Officer’s employment is terminated without “Cause” (as defined in the 2021 Plan) within 24 months following the occurrence of a “Change in Control,” (as defined in the 2021 Plan), 100% of the unvested portion of the stock options and RSUs will immediately vest as of the date of such termination. The stock options and RSUs will also fully vest in the event of a Change in Control if the options and RSUs are not assumed by the surviving entity in connection with the Change in Control.
For purposes of the 2021 Plan:
“Cause” means any of the following: (i) the participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its affiliates) (a) constituting a felony or (b) that has, or could reasonably be expected to result in, an adverse impact on the performance of the participant’s duties, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its affiliates, (ii) conduct of the participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its affiliates, (iii) any material violation of the policies of the participant’s employer, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the employer; (iv) the participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service; (v) misappropriation by the participant of any assets or business opportunities of the Company or its affiliates; (vi) embezzlement or fraud committed by the participant, at the participant’s direction, or with the participant’s prior actual knowledge; or (vii) willful neglect in the performance of the participant’s duties or willful or repeated failure or refusal to perform such duties.
“Change in Control” means any of the following: (i) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any person directly or indirectly acquires more than 50% of the total combined voting power of the Company’s securities eligible to vote in the election of the Board; (ii) within two years of the effective date of the 2021 Plan, the Board members who constituted the Board as of the effective date cease to constitute at least a majority of the Board (unless individuals appointed to the Board have been approved by the majority of the members constituting the Board as of the effective date), excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its affiliates that requires the approval of the Company’s stockholders, unless immediately following such transaction the voting power among the holders thereof is in substantially the same proportion as the voting power immediately prior to such transaction; (iv) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person other than the Company’s affiliates.
Employment Agreements and Offer Letters. Mr. Cannito’s offer letter with Holdings does not provide for severance benefits upon a termination of his employment.
Mr. Rush’s employment agreement provides that upon a termination of his employment by us for any reason other than for “Cause” or upon his resignation for “Good Reason,” he will receive: (i) any accrued but unpaid benefits; (ii) any unpaid annual bonus for the completed fiscal year ending immediately prior to termination; (iii) continued payments of Mr. Rush’s then-current base salary for six months; and (iv) payment of the Company portion of COBRA premiums for up to six months to continue health insurance coverage for Mr. Rush and his eligible dependents. If Mr. Rush’s employment is terminated due to his death or “Disability,” he will be entitled to receive any accrued but unpaid benefits and any unpaid annual bonus for the completed fiscal year ending prior to the termination. The severance benefits described in this paragraph are subject to Mr. Rush’s execution of a general release of claims and continuing compliance with restrictive covenants, including a one year non-competition and non-solicitation period.
Mr. Read’s employment agreement provides that upon a termination of his employment by us for any reason other than for “Cause” or upon his resignation for “Good Reason,” he will receive: (i) any accrued but unpaid benefits; (ii) any unpaid annual bonus for the completed fiscal year ending immediately prior to termination; (iii) continued payments of Mr. Read’s then-current base salary for six months (which will increase to 12 months in the case of a termination on or after August 4, 2022); (iv) payment of the Company portion of COBRA premiums for up to six months (or 12 months, in the case of a termination on or after August 4, 2022) to continue health insurance coverage for Mr. Read and his eligible dependents; and (v) his target annual bonus, prorated for the portion of the year worked prior to the termination. If Mr. Read’s employment is terminated due to his death or “Disability,” he will be entitled to receive any accrued but unpaid benefits and any unpaid annual bonus for the completed fiscal year ending prior to the termination. The severance benefits described in this paragraph are subject to Mr. Read’s execution of a general release of claims and continuing compliance with restrictive covenants, including a one year non-competition and non-solicitation period, and certain cooperation covenants.
For purposes of Messrs. Rush’s and Read’s employment agreements:
“Cause” means, subject to certain notice and cure provisions, any of the following: (i) indictment for, conviction of or plea of nolo contendere to a felony or a fraud, or other act involving dishonesty or disloyalty to any member of the Company Group; (ii) conduct by the executive that brings or could reasonably be expected to bring any member of the Company Group into substantial public disgrace or disrepute or otherwise materially or demonstrably injures the integrity, character or reputation of any member of the Company Group; (iii) gross negligence or willful misconduct by the executive in connection with his duties, obligations or responsibilities to any member of the Company Group; (iv) material non-performance of the duties reasonably assigned other than in connection with a disability; (v) breach of the restrictive covenants set forth in the employment agreement or any other applicable restrictive covenants with any member of the Company Group; (vi) material breach of a material employment policy of any member or the Company Group; or (vii) any other material breach by the executive of the employment agreement or any other material agreement with any member of the Company Group.
“Company Group” means Holdings, Cosmos Acquisition LLC and each of their direct and indirect subsidiaries and affiliates.
“Disability” means that, because of an accident, disability, or physical or mental illness, the executive is incapable of performing his duties to any member of the Company Group, as determined by the CEO. The executive will be deemed to have become incapable of performing the executive’s duties if: (i) the executive is incapable of doing so for periods amounting in the aggregate to 90 days within any 120-day period and remains so incapable at the end of such aggregate 120 days; (ii) the executive qualifies to receive long-term disability payments under the long-term disability insurance program; or (iii) the executive is determined to be totally disabled by the Social Security Administration.
“Good Reason” means, subject to certain notice and cure provisions, (i) a material diminution in the executive’s title, job duties, authorities or responsibilities; (ii) a reduction in the executive’s base salary or target bonus opportunity (other than a reduction in compensation of not more than 10% that applies to the executive and all other similarly positioned employees); (iii) a relocation of the executive’s principal place of employment by more than 30 miles; or (iv) a material breach of the employment agreement by the Company.
Non-Employee Director Compensation
The following table provides information concerning the compensation of each director of the Board who served as a member of the Board, but did not serve as an employee of the Company in the 2021 fiscal year. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2021.
Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)	Total Compensation ($)
Les Daniels	$33,070	$131,250	$164,320
Reggie Brothers	$54,651(3)	$131,250	$185,901
Joanne Isham	$49,709(4)	$131,250	$180,959
Kirk Konert	$33,769	$131,250	$165,019(5)
Jonathan E. Baliff	$37,063	$131,250	$168,313
John S. Bolton	$32,945	$131,250	$164,195
(1)	The amounts in this column represent the portion of quarterly fees attributable to Board service for the 2021 fiscal year.
(2)
The amounts in this column represent the aggregate grant date fair value of RSUs granted in the 2021 fiscal year. The assumptions used in calculating the grant date fair value of the awards reported pursuant to ASC 718 are set forth in Note Q to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board.

(3)
Consists of $25,000 earned by Mr. Brothers in respect of his service on the Board prior to the Business Combination and $29,651 earned by Mr. Brothers in respect of his service on the Board following the Business Combination.

(4)
Consists of $25,000 earned by Ms. Isham in respect of her service on the Board prior to the Business Combination and $24,709 earned by Ms. Isham in respect of her service on the Board following the Business Combination.

(5)	Pursuant to an assignment agreement, Mr. Konert has transferred all of his beneficial interest in his Board fees and RSUs to AE.
Director Compensation Policy
In connection with the Business Combination, the Board adopted a director compensation policy under which our non-employee directors are eligible to receive compensation for service on our Board and committees of our Board. Pursuant to the policy, directors receive an annual retainer of $75,000. In addition, each non-employee director who serves as a member or chair of a committee will receive the following annual amounts:
Position	Annual Retainer
Audit Committee Chair:	$30,000
Audit Committee Member:	$15,000
Compensation Committee Chair:	$20,000
Compensation Committee Member:	$10,000
Nominating and Corporate Governance Committee Chair:	$15,000
Nominating and Corporate Governance Committee Member:	$7,500

In addition to the cash retainers set forth above, under the director compensation policy, beginning in 2022, each non-employee director will receive an annual grant of RSUs under the 2021 Plan with a grant date fair value equal to approximately $125,000. The RSUs will fully vest on the first anniversary of the grant date, subject to the director’s continued service on the Board. In the event of a Change of Control (as defined in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options and RSUs”), all outstanding RSUs held by non-employee directors will become fully vested, subject to the non-employee director’s continued service on the Board through the date of the Change of Control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
Our Board has adopted a written policy (“RPT Policy”) with respect to the review, approval and ratification of related party transactions. Under the RPT Policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our RPT Policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:
1.	whether the transaction was undertaken in the ordinary course of business of the Company;
2.	whether the related party transaction was initiated by the Company or the related party;
3.	the availability of other sources of comparable products or services;
4.	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
5.	the purpose of, and the potential benefits to the Company of, the related party transaction;
6.	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
7.	the related party’s interest in the related party transaction; and
8.	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith. In addition, under our Code of Conduct and Ethics, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. All of the transactions described below were entered into prior to the adoption of the Company’s written RPT Policy, but all were approved by the applicable board of directors considering similar factors to those described above.
Related Party Transactions
Parent Company Support
AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP, the Company’s largest shareholders, entered into a written support letter, dated as of July 6, 2021, with the Company to provide additional funding of up to $20 million to support its operating, investing and financing activities, in each case to the extent the Company is unable to obtain such support from another source. This written support letter terminated in connection with the closing of the Business Combination, and no amounts were paid thereunder.
Consulting Agreement
The Company was a party to a Consulting Agreement, dated March 2, 2020 (the “Consulting Agreement”), as amended June 25, 2020, by and among certain of Redwire’s subsidiaries and AE pursuant to which the Company received consulting services from AE related to business and financial management. In connection with the closing of the Business Combination, the parties terminated the Consulting Agreement, and AE was paid amounts of approximately $315,000 by the Company for the year ended December 31, 2021.
Investor Rights Agreement
In connection with our Business Combination, we entered into the Investor Rights Agreement with the Principal Shareholders, and the other parties thereto (collectively, the “Holders”) pursuant to which the Holders are entitled to request that we register the Holders’ shares on a registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” The Holders will also be entitled to participate in certain of our registered offerings, subject to the restrictions in the Investor Rights Agreement. We will pay certain of the Holders’ expenses in connection with the Holders’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Holders, (ii) any of our warrants or any shares of common stock issued or issuable upon the exercise thereof and (iii) any of our equity securities (or that of our subsidiaries) issued or issuable with respect to the common stock described in clauses (i) and (ii) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions. These registration rights are also for the benefit of any subsequent holder of Registrable Securities (as defined in the Investor Rights Agreement); provided that any particular securities will cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by us and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
The Investor Rights Agreement also provides the Principal Shareholders rights to designate nominees for election to our Board. See “Board of Directors and Corporate Governance—Investor Rights Agreement” for a description of the nomination rights under the Investor Rights Agreement.
Limited Guaranty
On March 25, 2022, AE Industrial Partners Fund II, LP and certain of its affiliates (the “AEI Guarantors”), provided a limited guarantee for the payment of outstanding revolving loans under our revolving credit facility in excess of $10.0 million, with a $15.0 million cap in the aggregate. In the event that the AEI Guarantors are required to make payments to the lenders thereunder pursuant to the terms of the limited guarantee, each AEI Guarantor would be subrogated to the rights of the lenders. In connection with the limited guarantee, we agreed to pay to the AEI Guarantors, a fee equal to 2% of any amount actually paid by such guarantors under the limited guarantee. The fee is waivable by the AEI Guarantors in their discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 4, 2022 for:
•	each person known to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our current executive officers and directors;
•	each of our Named Executive Officers; and
•	all of our current executive officers and directors as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 62,690,869 shares of common stock outstanding as of April 4, 2022.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 4, 2022. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them and the address of each beneficial owner listed on the table is c/o 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Shareholders
AE Red Holdings, LLC(1)	37,200,000	59.3%
Genesis Park Holdings(2)	6,094,406	9.7%
Named Executive Officers and Directors
Jonathan E. Baliff	5,000	*
John Bolton	200,000	*
Reggie Brothers	—	—
Peter Cannito	—	—
Les Daniels	—	—
Joanne Isham	—	—
Kirk Konert	—	—
William Read	—	—
Andrew Rush	—	—
All Directors and Executive Officers as a Group (9 individuals)	205,000	*
*	Indicates less than 1%
(1)
As reported on the Schedule 13D filed on September 14, 2021, represents shares of common stock held by AE Red Holdings, LLC. AE Red Holdings, LLC is controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively the “AE Partners Funds”). The general partner of the AE Partners Funds is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by Holdings. Each of the entities and individuals named above disclaims beneficial ownership of the common stock held of record by Holdings, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.

(2)
As reported on Amendment No. 2 to Schedule 13D filed on September 13, 2021, Genesis Park II, LP (“GPLP”) is the managing member of Genesis Park Holdings, and Genesis Park II GP, LLC (“GPLLC”) is the general partner of GPLP, and as such, has voting and investment discretion with respect to the ordinary shares held of record by Genesis Park Holdings and may be deemed to have shared beneficial ownership of the ordinary shares held directly by Genesis Park Holdings. The managers of GPLLC are Paul Hobby, Peter Shaper and Steven Gibson, none of whom exercise voting or dispositive power with respect to the ordinary shares alone or are deemed to have beneficial ownership. Each of our officers and directors hold a direct or indirect interest in Genesis Park Holdings. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of each of the foregoing entities and persons is 2000 Edwards Street, Suite B, Houston, Texas 77007.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors and certain officers of the Company and persons who own more than 10% of the Company’s common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of the Company’s common stock. Such directors, officers and greater-than-10% stockholders are required to furnish the Company with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and the Company is required to disclose in this proxy statement any late filings or failures to file.
Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to the Company and written representations from certain reporting persons that no additional reports were required, the Company believes that its directors, reporting officers and greater-than-10% stockholders complied with all these filing requirements for the fiscal year ended December 31, 2021, except that due to administrative error of the Company, each executive officer; the following directors: Mr. Cannito, Mr. Brothers, Mr. Bolton, Mr. Baliff, Mr. Daniels and Ms. Isham; and Holdings, each filed a Form 4 late on January 3, 2022 to report the receipt of restricted stock unit awards granted on November 1, 2021.
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP for the year ended December 31, 2021 are described below and under the heading “Audit Committee Report” beginning on page 26 of this proxy statement.
Change in Independent Registered Accounting Firm
On September 2, 2021, the Company’s board of directors approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Accordingly, on the same date, WithumSmith+Brown, PC (“Withum”), GPAC’s independent registered public accounting firm prior to the Business Combination, was informed that it was dismissed and replaced as the Company’s independent registered public accounting firm. PricewaterhouseCoopers LLP previously served as the independent registered public accounting firm of Cosmos Intermediate, LLC prior to the Business Combination.
Withum’s report on GPAC’s financial statements as of December 31, 2020 and for the period from July 29, 2020 (GPAC’s inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from July 29, 2020 (GPAC’s inception) through December 31, 2020 and the subsequent interim period through September 2, 2021, there were no: (i) disagreements (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused Withum to make a reference to the subject matter of the disagreement in connection with its reports covering such periods, or (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in GPAC’s internal control over financial reporting as a result of GPAC’s restatement of its financial statements to reclassify GPAC’s warrants as described in the Amendment to the Annual Report Form 10-K filed May 10, 2021.
During the period from July 29, 2020 (GPAC’s inception) through December 31, 2020 and the subsequent interim period through September 2, 2021, neither GPAC nor anyone on its behalf consulted PricewaterhouseCoopers LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GPAC’s financial statements, and no written report or oral advice was provided to GPAC by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by GPAC in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a ‘reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company previously provided Withum with a copy of the disclosures made pursuant to Item 4.01 in the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2021. A letter from Withum addressed to the SEC stating that they agreed with the disclosures regarding the dismissal was filed as Exhibit 16.1 to such Current Report on Form 8-K.
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees	$4,153,000	$2,660,500
Audit-Related Fees	397,000	1,114,500
Tax Fees	272,400	18,424
All Other Fees	900	1,800
Total	$4,823,300	$3,795,224
Audit Fees. Consists of fees billed for the audit and other procedures in connection with the Annual Report on Form 10-K for the year ended December 31, 2021, the audit of our financial statements for the year ended December 31, 2020, review of interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, and certain procedures conducted in connection with the Business Combination.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include, among others, acquisition-related due diligence.
Tax Fees. Consists of fees for tax services including compliance, planning and advice.
Professional audit services for Withum consisted of fees billed for professional services rendered for the audit of GPAC’s year-end financial statements, reviews of GPAC’s quarterly financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Audit fees were $62,315 and $33,475 for the years ended December 31, 2021 and 2020, respectively.
In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.
The Audit Committee approved all services provided by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of PricewaterhouseCoopers LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may replace PricewaterhouseCoopers LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR
ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee 's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management and with PricewaterhouseCoopers LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC.
Audit Committee:
Jonathan Baliff, Chair
John Bolton
Reggie Brothers

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.redwirespace.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

REDWIRE CORPORATION 8226 PHILIPS HIGHWAY, SUITE 101 JACKSONVILLE, FL 32256

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the director nominees below:
			☐	☐	☐

1.	Election of Class I Directors

Nominees

01)	Peter Cannito 02) Kirk Konert

The Board of Directors recommends you vote FOR proposal 2.								For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.							☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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The Annual Report on Form 10-K and Proxy Statement are available at www.proxyvote.com

REDWIRE CORPORATION Annual Meeting of Shareholders May 25, 2022 10:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter Cannito and Nathan O’Konek, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REDWIRE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 25, 2022, at www.virtualshareholdermeeting.com/ RDW2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side

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